UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 23, 2005

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51307	20-2373478

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Ward Road, Midlothian, TX		76065

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (972) 775-8241

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Effective November 23, 2005, Mr. William H. Dickert (formerly the Registrant’s Vice President-Marketing and Sales) was elected Vice President and Chief Operating Officer of the Registrant.  In conjunction with his election, the annual base salary of Mr. Dickert has been increased from $210,000 to $275,000.

Section 5—Corporate Governance and Management

Item 5.02.—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 23, 2005, Mr. William H. Dickert (formerly the Registrant’s Vice President-Marketing and Sales) was elected Vice President and Chief Operating Officer of the Registrant.  Mr. Dickert is currently 54 years of age.

Mr. Dickert served as the Registrant’s Vice President-Marketing and Sales from June 25, 2005 until November 23, 2005.  Mr. Dickert joined Texas Industries, Inc. (“TXI”) in 1973.  TXI was the Registrant’s parent until the Registrant’s “spin-off” from Texas Industries, Inc. in July 2005.  At TXI Mr. Dickert held various positions including General Sales/Marketing Manager, General Manager and Vice President-Concrete.  Since March 2001, Mr. Dickert served TXI as Vice President of Marketing and Sales for Steel.

Unless he sooner resigns, is removed or dies, Mr. Dickert will serve as the Registrant’s Vice President and Chief Operating Officer until his successor is elected and qualifies.  Mr. Dickert does not have an employment agreement with the Registrant.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: November 23, 2005
	By:	/s/ Robert E. Crawford, Jr.

Vice President Secretary and General Counsel

Exhibit  99.1 Press Release Issued November 23, 2005